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EXHIBIT 10.49
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                 EIGHTH AMENDMENT TO THE RES-PBGC MEMORANDUM OF
                      UNDERSTANDING DATED NOVEMBER 2, 1998

         THIS EIGHTH AMENDMENT to the RES-PBGC Memorandum of Understanding by and between the Pension Benefit Guaranty Corporation and RES Holding Corporation, is made and entered into by and between the Pension Benefit Guaranty Corporation and Republic Technologies International, LLC (RTI) and is effective as of July 14th, 2000 provided that RTI pays, by July 24, 2000, the total amount of interest due on its 13 3/4% Senior Secured Notes. If RTI does not make such payment by July 24, 2000, the terms of this Eighth Amendment shall be void.

                                   WITNESSETH
                                   ----------

WHEREAS, by last signature dated November 2, 1998, RES Holding Corporation ("RES") and the Pension Benefit Guaranty Corporation ("PBGC") entered into a Memorandum of Understanding ("MOU"); and

WHEREAS, all events under clauses (i) and (ii) of Section 1 of the MOU have occurred, including the Combination of RES and RESI under a common ultimate parent ("Ultimate Parent"), such Ultimate Parent being RTI; and

WHEREAS, under the MOU, RTI must make certain "Required Contributions," including a payment of $7,500,000 on January 1, 2000, a payment of $7,500,000 on April 1, 2000; and a payment of $7,500,000 on July 1, 2000; and

WHEREAS, effective December 29, 1999, RTI and PBGC executed an Amendment of the MOU under which PBGC agreed to allow RTI to defer $5,500,000 of the January 1, 2000 payment until March 15, 2000, while timely making the $2,000,000 payment; and

WHEREAS, effective March 15, 2000, RTI and PBGC executed a Second Amendment of the MOU under which PBGC agreed to allow RTI to defer $5,500,000 of the January 1, 2000 payment until March 22, 2000; and

WHEREAS, effective March 22, 2000, RTI and PBGC executed a Third Amendment of the MOU under which PBGC agreed to allow RTI to defer $5,500,000 of the January 1, 2000 payment until March 29, 2000; and

WHEREAS, effective March 29, 2000, RTI and PBGC executed a Fourth Amendment of the MOU under which PBGC agreed to allow RTI to defer $5,500,000 of the January 1, 2000 payment until July 1, 2000; and



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WHEREAS, effective March 31, 2000, RTI and PBGC executed a Fifth Amendment of the MOU under which PBGC agreed to allow RTI to defer $5,500,000 of the April 1, 2000 Required Contribution until April 12, 2000, while timely making the $2,000,000 payment; and

WHEREAS, effective April 12, 2000, RTI and PBGC executed a Sixth Amendment of the MOU under which PBGC agreed to allow RTI to defer $5,500,000 of the April 1, 2000 Required Contribution until July 1, 2000; and

WHEREAS, effective June 28, 2000, RTI and PBGC executed a Seventh Amendment of the MOU under which PBGC agreed to allow RTI to defer $16,500,000 of the January 1, April 1 and July 1, 2000 Required Contributions until July 14, 2000;

NOW THEREFORE,  RTI and PBGC agree to the following :

1. RTI will continue to defer (a) $5,500,000 of the January 1, 2000 Required Contribution, (b) $5,500,000 of the April 1, 2000 Required Contribution and (c) $5,500,000 of the July 1, 2000 Required Contribution until January 1, 2002 and the deferred amounts of each such Required Contribution shall be payable as provided in 4 below.

2. Of the $7,625,000 Required Contribution payable no later than October 1, 2000, RTI will pay $2,000,000 and the remaining $5,625,000 will be deferred until January 1, 2002 and the deferred amount of this Required Contribution shall be payable as provided in 4 below.

3. For the year 2001, RTI shall make the Required Contributions scheduled in subsection (b) or (c) of section 3 of the MOU; provided, however, that if on or before each or any of the scheduled payment dates (January 1, April 1, July 1, October 1, 2001), RTI pays $2,000,000 of the Required Contribution for that date, the remaining amount of that Required Contribution shall be deferred until January 1, 2002 and the deferred amount of each such Required Contribution shall be payable as provided in 4 below.

4. RTI shall pay the amount of each Required Contribution that is deferred in 1 thru 3 above in eight equal quarterly installments commencing on January 1, 2002 and continuing through October 1, 2003. The amount of each deferred installment of the Required Contributions shall be added to the amount of each of the Required Contributions RTI is obligated to make in the years 2002 and 2003 under subsection (b) or (c) of section 3 of the MOU. For example, under the MOU, RTI is required to make a Required Contribution of $9,075,000 by January 1, 2002 and if the total amount of Required Contributions deferred for years the 2000 and 2001 is $46,075,000, then RTI's payment on January 1, 2002 would be $14,834,375 [$9,075,000 plus 1/8($46,075,000)].

5. Section 8 of the MOU is amended to add subsection (p) which shall read as follows: "Within (5) business days of the date of each Required Contribution, RTI will provide written notice of amounts of the Required Contribution paid that quarter and the cumulative amount of the Required Contributions deferred."




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6.       Except as the MOU is modified by this Eighth Amendment and the prior seven Amendments, the MOU remains unchanged and in full force and effect, and the parties ratify and affirm the MOU as herein modified.


IN WITNESS WHEREOF, the parties have signed and agreed as of the date first written above.


                                PENSION BENEFIT GUARANTY CORPORATION




DATE: July 14,2000             BY: /s/ Andrea E. Schneider
     ------------                 ------------------------------------
                                  ANDREA E. SCHNEIDER, CHIEF NEGOTIATOR AND
                                  DIRECTOR CORPORATE FINANCE AND NEGOTIATIONS
                                  DEPARTMENT




                                REPUBLIC TECHNOLOGIES INTERNATIONAL,LLC




DATE:   July 14, 2000           BY:  /s/ Joseph F. Lapinsky
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